EX-28.i.

Stradley Ronon Stevens & Young, LLP

2000 K Street, NW

Suite 700

Washington, DC 20006

(202) 822-9611

March 24, 2021

Nationwide Variable Insurance Trust

One Nationwide Plaza

Columbus, Ohio 43215

Subject:	Nationwide Variable Insurance Trust, a Delaware statutory trust (the “Trust”) – Post-Effective Amendment No. 245, Amendment No. 250 to the Registration Statement on Form N-1A (“Registration Statement”), to be filed under the Securities Act of 1933 (“Securities Act”) and the Investment Company Act of 1940 (“Investment Company Act”), each as amended (the “Post-Effective Amendment”)

Ladies and Gentlemen:

This opinion is given in connection with the filing of the above-referenced Post-Effective Amendment relating to an unlimited amount of authorized shares of beneficial interest, no par value, of certain series and classes of shares of the Trust as described below.

In connection with this opinion, we have examined: (i) a copy of the Trust’s Certificate of Trust, as filed with the Secretary of State of the State of Delaware on October 1, 2004, and amended on April 24, 2007, January 14, 2011 and June 21, 2018; (ii) the Trust’s Second Amended and Restated Agreement and Declaration of Trust, amended and restated as of June 17, 2009 (“Declaration of Trust”); (iii) the Trust’s Third Amended and Restated Bylaws, amended and restated as of August 28, 2020 (“Bylaws”); (iv) a Good Standing Certificate, dated March 24, 2021, from the Secretary of State of the State of Delaware; and (v) various other pertinent proceedings of the Board of Trustees of the Trust (the “Board”) as well as other documents and items we deem material to this opinion.

The Trust is authorized by the Declaration of Trust to issue an unlimited number of shares of beneficial interest, all without par value. The Declaration of Trust authorizes the Board to designate any additional series and to allocate shares to separate series and to divide shares of any series into two or more classes and to issue classes of any series.

The Trust has filed with the U.S. Securities and Exchange Commission a registration statement under the Securities Act, which registration statement is deemed to register an indefinite number of shares of the Trust pursuant to the provisions of Section 24(f) of the Investment Company Act. You have further advised that the Trust has filed, and each year hereafter will timely file, a Notice pursuant to Rule 24f-2 under the Investment Company Act, perfecting the registration of the shares sold by the series of the Trust during each fiscal year during which such registration of an indefinite number of shares remains in effect.

You have also informed us that the shares of the Trust have been, and will continue to be, sold in accordance with the Trust’s usual method of distributing its registered shares, under which prospectuses are made available to oferees and delivered to purchasers of such shares in accordance with Section 5(b) of the Securities Act.

Nationwide Variable Insurance Trust

March 24, 2021

The following opinion is limited to the federal securities laws of the United States and the Delaware Statutory Trust Act governing the issuance of shares of the Trust only, and does not extend to other securities or “Blue Sky” laws or to other laws.

Based upon the foregoing information and examination, so long as the Trust remains a valid and subsisting statutory trust in good standing under the laws of its state of formation, and the registration of an indefinite number of shares of the Trust remains effective, the shares of the following series and classes of the Trust have been duly authorized, and when issued for the consideration set by the Board pursuant to the Declaration of Trust and as described in the Trust’s registration statement, and subject to compliance with Rule 24f-2, will be validly issued, fully paid, and non-assessable:

Series	Classes
NVIT S&P 500® 1-Year Buffer Fund Jan	Class II, Class Y
NVIT S&P 500® 1-Year Buffer Fund Feb	Class II, Class Y
NVIT S&P 500® 1-Year Buffer Fund Mar	Class II, Class Y
NVIT S&P 500® 1-Year Buffer Fund Apr	Class II, Class Y
NVIT S&P 500® 1-Year Buffer Fund May	Class II, Class Y
NVIT S&P 500® 1-Year Buffer Fund June	Class II, Class Y
NVIT S&P 500® 1-Year Buffer Fund July	Class II, Class Y
NVIT S&P 500® 1-Year Buffer Fund Aug	Class II, Class Y
NVIT S&P 500® 1-Year Buffer Fund Sept	Class II, Class Y
NVIT S&P 500® 1-Year Buffer Fund Oct	Class II, Class Y
NVIT S&P 500® 1-Year Buffer Fund Nov	Class II, Class Y
NVIT S&P 500® 1-Year Buffer Fund Dec	Class II, Class Y
NVIT S&P 500® 5-Year Buffer Fund Q1	Class II, Class Y
NVIT S&P 500® 5-Year Buffer Fund Q2	Class II, Class Y
NVIT S&P 500® 5-Year Buffer Fund Q3	Class II, Class Y
NVIT S&P 500® 5-Year Buffer Fund Q4	Class II, Class Y

We hereby consent to the use of this opinion, in lieu of any other, as an exhibit to the Registration Statement of the Trust along with any amendments thereto, covering the registration of the aforementioned shares of the Trust under the Securities Act and the applications, registration statements or notice filings, and amendments thereto, and we further consent to references in the Registration Statement of the Trust to the fact that this opinion concerning the legality of the issue has been rendered by us.

Very truly yours,

STRADLEY RONON STEVENS & YOUNG, LLP

BY:	/s/Christopher J. Zimmerman
Christopher J. Zimmerman, a Partner